EXHIBIT 10-10

RETIREMENT PLAN

FOR THE DIRECTORS OF

HALLIBURTON COMPANY

______________________

As Amended and Restated

Effective July 1, 2007

PREAMBLE

Effective January 1, 1990, Halliburton Company, a Delaware corporation (the “Company”), established the Retirement Plan for the Directors of Halliburton Company (the “Plan”), to help attract and continue to retain highly qualified Directors for the Company and to provide Directors with retirement income in recognition of services performed for the Company.  The Plan has been amended, including an amendment and restatement effective May 16, 2000, which closed the Plan to Directors first elected to the Board on or after that date.  The Company now desires to restate the Plan to include all prior amendments and restatements.  Therefore, the Plan is hereby restated to read as follows, effective as of July 1, 2007:

DEFINITIONS

Each of the following terms shall have the meaning set forth in this Article I for purposes of the Plan and any amendments thereto:

Accrued Retirement Benefit:  The total amount of future Retirement Benefit which has been earned by a Participant under the Plan at any point in time.

Administrator:  The person or persons appointed by the Board to administer the Plan.

Affiliate:  Any person or entity who or which controls, is controlled by or is under common control with the Company.  For purposes of this definition, the terms “control” and “controlled by” as used with respect to the Company or any person or entity shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company or such person or entity, whether through the ownership of an equity interest in the Company or such person or entity, by contract or otherwise.

Benefit Commencement Date:  The date, determined under Article III, as of which a Participant begins to receive payment of benefits under the Plan.

Board:  The Board of Directors of the Company.

Company:  Halliburton Company.

Competitor:  A company, corporation, enterprise, firm, limited partnership, partnership, person, sole proprietorship or any other business entity determined by the Board in its sole discretion to be competitive with the business of the Company, its Subsidiaries or its Affiliates.

Directors:  An individual, elected to the Board by the stockholders of the Company or by the Board under applicable corporate law, who is serving or has served on the Board on or after January 1, 1990.

Eligible Director:  Each Director of the Company, except (1) current and former employees of the Company, its Subsidiaries or its Affiliates and (2) Directors newly elected to the Board on or after May 16, 2000.

Last Annual Retainer:  The amount specified on the attached Retirement Plan Schedule, which represents the last annual retainer for each Eligible Director, excluding all other amounts paid for service on the Board, a committee or any equity awards.

Participant:  An Eligible Director who has commenced, but not terminated, participation in the Plan as provided in Article II.

Plan:  Retirement Plan for the Directors of Halliburton Company.

Subsidiary:  At any given time, any other corporation of which an aggregate of 80% or more of the outstanding voting stock is owned of record or beneficially, directly or indirectly, by the Company or any other of its Subsidiaries.

Retirement Benefit:  The annual retirement benefit equal to the Last Annual Retainer specified on the attached Retirement Plan Schedule, subject to the provisions of Article IV.

Retirement Benefit Payment Period:  The period specified on the attached Retirement Plan Schedule over which a Retirement Benefit is to be paid under the Plan.

Termination Date:  The date on which occurs the end of a Director’s service to the Company as a Director by reason of his or her retirement, declination to stand for re-election, resignation, disability, removal, death or other event that has the effect of terminating his or her service to the Company; provided that a date shall not be a “Termination Date” until there has been a “Separation from Service”, as defined under Internal Revenue Code Section 409A and accompanying regulations.

Trust:  Any trust created pursuant to the provisions of Article VIII.

Trust Agreement:  The agreement establishing the Trust.

Trustee:  The person or persons or entity named from time to time as trustee in the Trust Agreement and his, their or its successors.

Trust Fund:  The assets held under the Trust as they may exist from time to time.

PARTICIPATION

Admission as a Participant

No Director newly elected to the Board on or after May 16, 2000 shall become a Participant.

Termination of Participation

A Participant shall cease to be such upon the earlier of his or her death or the completion of his or her Retirement Benefit Payment Period.

RETIREMENT BENEFITS

Retirement Benefit

Following his or her Termination Date, subject to the provisions of Article IV, a Participant shall be entitled to receive a Retirement Benefit commencing on his or her Benefit Commencement Date payable in each year of the Retirement Benefit Payment Period.

Retirement Benefit Payment Period

Each Participant’s Retirement Benefit Payment Period is the period specified on the attached Retirement Plan Schedule.

Form of Payment and Benefit Commencement Date

The Benefit Commencement Date shall be the first day of the calendar quarter coincident with or next succeeding the later of the Participant’s Termination Date or attainment of 65 years of age, provided, however, if the Participant’s Termination Date occurs as a result of the death of the Participant, the Benefit Commencement Date shall be the first day of the calendar quarter coincident with or next succeeding the date of the Participant’s death.

Annual payments shall be made to a Participant beginning on his or her Benefit Commencement Date.

RETIREMENT BENEFIT FORFEITURES

Any portion of the Accrued Retirement Benefit of a Participant not previously paid shall be forfeited upon a determination by the Board, in its sole discretion, that a Participant has, without the consent of the Board:

joined the board of directors of, managed, operated, participated in a material way in, entered employment with, performed consulting (or any other) services for, or otherwise been connected in any material manner with a Competitor;

directly or indirectly acquired an equity interest of five percent or greater in a competitor; or

disclosed any material trade secrets or other material confidential information, including customer lists, relating to the Company or to the business of the Company to others, including a Competitor.

DEATH BENEFITS

Upon the death of a Participant, whether before or after such Participant’s Benefit Commencement Date, all unpaid benefits shall be paid to such Participant’s surviving spouse in accordance with the provisions of Article III hereof.  Should a Participant die leaving no surviving spouse or upon the subsequent death of a surviving spouse, any unpaid Retirement Benefit shall be forfeited and the Company shall have no obligation to pay any sums to the Participant’s or the Participant’s spouses’ heirs at law or beneficiaries or under a will or to the estate of the Participant or the Participant’s spouse.

ADMINISTRATION OF THE PLAN

Administrator

The Board of Directors shall appoint an Administrator to administer the Plan.  Such Administrator or such successor Administrator as may be duly appointed by the Board of Directors shall serve at the pleasure of the Board.  The Administrator shall maintain complete and adequate records pertaining to the Plan, including but not limited to Participants’ Accrued Retirement Benefits, amounts transferred to the Trust, reports from the Trustee and all other records which shall be necessary or desirable in the proper administration of the Plan.

Indemnity

The Company (the “Indemnifying Party”) hereby agrees to indemnify and hold harmless the Administrator (the “Indemnified Party”) against any losses, claims, damages or liabilities to which the Indemnified Party may become subject to the extent that such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any act or omission of the Indemnified Party in connection with the administration of this Plan (other than any act or omission of such Indemnified Party constituting gross negligence or willful misconduct), and will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by him or her in connection with investigating or defending against any such loss, claim, damage, liability or action.  Promptly after receipt by the Indemnified Party of notice of the commencement of any action or proceeding with respect to any loss, claim, damage or liability against which the Indemnified Party believes he or she is indemnified hereunder, the Indemnified Party shall, if a claim with respect thereto is to be made against the Indemnifying Party hereunder, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent the Indemnifying Party is not prejudiced by such omission.  If any such action or proceeding shall be brought against the Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or reasonable expenses of actions taken at the written request of the Indemnifying Party.  The Indemnifying Party shall not be liable for any compromise or settlement of any such action or proceeding effected without its consent, which consent will not be unreasonably withheld.

NATURE OF PLAN

The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Company, and any recipient of benefits hereunder shall have no security or other interest in such funds.  Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future.  This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so.

FUNDING OF OBLIGATION

Funding

Article VII above to the contrary notwithstanding, the Company may fund all or part of its obligation hereunder by transferring assets to a Trust if the provisions of the Trust Agreement creating the Trust require the use of the Trust’s assets to satisfy claims of the Company’s general unsecured creditors in the event of the Company’s insolvency and provide that no Participant shall at any time have a prior claim to such assets.  The assets of the Trust shall not be deemed to be assets of this Plan.

Source of Payment

If a Trust is created hereunder the Administrator shall determine whether any payment to be made to a Participant under the provisions of the Plan is to be made directly by the Company, from the Trust Fund or by a combination of such sources except to the extent the provisions of the Trust Agreement specify payment from the Trust Fund.  The Plan shall be deemed to authorize any payment of a Participant’s Accrued Retirement Benefit from the Trust Fund to the extent such payment is required by the provisions of the Trust Agreement.

TERMINATION OF THE PLAN

The Board of Directors may terminate the Plan at any time.  Upon termination of the Plan, payment of Participants’ Accrued Retirement Benefits as of the date of termination shall be made in the manner and at the time prescribed in Articles III, IV and V hereof, but Participants shall accrue no additional Retirement Benefits hereunder.

AMENDMENT OF THE PLAN

The Board of Directors may, without the consent of Participants or their beneficiaries, amend the Plan at any time and from time to time, provided, however, that no amendment may deprive a Participant of his or her Accrued Retirement Benefit or be retroactive in effect to the prejudice of any Participant.

GENERAL PROVISIONS

No Preference over Creditors

No Participant shall have any preference over the general creditors of the Company in the event of the Company’s insolvency.

Incompetency of Payee

If the Administrator receives evidence satisfactory to him or her that any person entitled to receive a payment hereunder is, at the time the benefit is payable, physically, mentally or legally incompetent to receive such payment and to give a valid receipt therefor, and that an individual or institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person has been duly appointed, the Administrator may direct that such payment be paid to such individual or institution maintaining or having custody of such person, and the receipt of such individual or institution shall be valid and a complete discharge for the payment of such benefit.

Direct Deposit of Payments

Payments to be made hereunder may, at the written request of the Participant, be made to a bank account designated by such Participant, provided that deposits to the credit of such Participant in any bank or trust company shall be deemed payment into his hands.

Construction of Plan

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

Benefits Not Assignable

Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily, other than by will or by the applicable laws of descent and distribution.

Controlling Law

THE LAWS OF THE STATE OF TEXAS SHALL CONTROL THE INTERPRETATION AND PERFORMANCE OF THE TERMS OF THE PLAN.  THE PLAN IS NOT INTENDED TO QUALIFY UNDER SECTION 401(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR TO COMPLY WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

EXECUTED this 1st day of October, 2007.

HALLIBURTON COMPANY

By:           /s/David J. Lesar
Chairman of the Board, President
and Chief Executive Officer

RETIREMENT PLAN SCHEDULE

RETIREMENT PLAN FOR THE
DIRECTORS OF HALLIBURTON COMPANY

				Years of Service
		Projected Last	Last Annual	(Retirement Benefit
Name	First Payment Date	Payment Date	Retainer Amount	Payment Period)
Anne L. Armstrong	7/1/2000	7/1/2022	$30,000	23
The Rt. Hon. Lord
Clitheroe	7/1/2002	7/1/2016	$30,000	15
Edwin L. Cox	7/1/1994	7/1/2008	$30,000	15
Robert L. Crandall *	7/1/2008 *	7/1/2030	$50,000	23
Charles J. DiBona	7/1/2005	7/1/2012	$40,000	8
Lawrence S. Eagleburger	7/1/2003	7/1/2007	$30,000	5
Nancy Hart Glanville	10/1/1992	11/1/2007	$30,000	15
W. R. Howell +	7/1/2008 +	7/1/2024	$50,000	17
Delano E. Lewis	1/2/2004	1/2/2008	$30,000	4
Dr. Guy T. McBride, Jr.	7/1/1990	7/1/2007	$30,000	18
C. J. Silas	7/1/2005	7/1/2016	$40,000	12
Roger T. Staubach	4/1/2007	4/1/2013	$30,000	7
Gertrude W. Williamson	7/1/1997	7/1/2012	$30,000	16

*      Mr. Crandall is still a member of the Board of Directors.  His anticipated retirement date is 05/2008.  At that time he will have 23 years of service.  Based on the annual retainer at 04/30/07, his retainer/annual benefit payment would be $50,000.

+      Mr. Howell is still a member of the Board of Directors.  His anticipated retirement date is 05/2008.  At that time he will have 17 years of service.  Based on the annual retainer at 04/30/07, his retainer/annual benefit payment would be $50,000.